Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXXX) pertaining to the nCino, Inc. 2019 Amended and Restated Equity Incentive Plan and the nCino, Inc. Employee Stock Purchase Plan of our report dated March 31, 2021, with respect to the consolidated financial statements and schedule of nCino, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 31, 2021